EXHIBIT 11(b)


                                   CONSENT OF

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Colorado Double Tax-Exempt Bond Fund, Inc.
600 17th Street
2610 S. Tower
Denver, Colorado 80202

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 and this Post-Effective Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940, both on Form N-1A, of our report dated February 25, 1998, accompanying and pertaining to the financial statements, schedule of investments and financial highlights of Colorado Double Tax-Exempt Bond Fund, Inc. as of December 31, 1997, which is included in such Registration Statements.


                                                      /s/ Baird, Kurtz & Dobson
                                                          ----------------------
                                                          BAIRD, KURTZ & DOBSON


Denver, Colorado
April 30, 1998


                                    11(b)-1